Exhibit 99.1

BIOMET ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2012 PRELIMINARY NET SALES RESULTS

WITH DETAILS REGARDING TIMING OF FULL FINANCIAL RELEASE AND CONFERENCE CALL

WARSAW, Ind., June 15, 2012 – Biomet, Inc. announced today preliminary net sales results for its fourth quarter and fiscal year ended May 31, 2012.

Fourth Quarter Preliminary Net Sales Results

•	Net sales increased 3% (5% constant currency) worldwide to approximately $740 million, while U.S. sales increased 7%

•	Knee sales grew 4% (6% constant currency) worldwide and increased 6% in the U.S.

•	Hip sales increased 3% (6% constant currency) worldwide, while U.S. sales grew 8%

•	Sports medicine sales grew 19% (21% constant currency) worldwide and grew 16% in the U.S.

•	Extremity sales increased 20% (22% constant currency) worldwide and increased 29% in the U.S.

Preliminary net sales totaled $739.5 million for the fourth quarter of fiscal year 2012, an increase of 3% compared to net sales reported during the fourth quarter of fiscal year 2011 of $715.2 million. During the fourth quarter, there were the same number of billing days compared to the fourth quarter of fiscal year 2011. Excluding the effect of foreign currency, preliminary net sales increased 5% during the fourth quarter. U.S. net sales increased 7% to $439.5 million during the fourth quarter of fiscal 2012, while Europe net sales decreased 8% (2% at constant currency) to $182.4 million and International (primarily Canada, South America, Mexico and the Pacific Rim) net sales increased 12% (14% constant currency) to $117.6 million.

Worldwide Large Joint Reconstructive sales increased 3% (6% constant currency) to $439.6 million and increased 7% in the U.S. during the fourth quarter of fiscal year 2012 compared to the fourth quarter of fiscal year 2011. Knee sales increased 4% (6% constant currency) worldwide during the fourth quarter and increased 6% in the U.S. Hip sales increased 3% (6% constant currency) worldwide during the fourth quarter and increased 8% in the U.S.

Sports, Extremities and Trauma (S.E.T.) sales grew 14% (16% constant currency) worldwide to $96.2 million during the fourth quarter, with U.S. growth of 18%. Worldwide sports medicine sales grew 19% (21% constant currency) and increased 16% in the U.S. Extremity sales grew 20% (22% constant currency) worldwide during the quarter, with U.S. growth of 29%. Trauma sales decreased 5% (4% constant currency) worldwide during the quarter and decreased 5% in the U.S.

Spine and Bone Healing (non-invasive trauma stimulation and bracing) sales increased 5% (5% constant currency) worldwide to $83.9 million, and increased 3% in the U.S. during the fourth quarter.

Dental sales decreased 6% (4% constant currency) worldwide to $69.2 million during the fourth quarter, while U.S. sales increased 3%.

Sales of Other products decreased 1% (increased 1% constant currency) worldwide to $50.6 million and decreased 3% in the U.S. during the fourth quarter.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder remarked, “I’m extremely pleased with our fiscal fourth quarter sales results, which were strong across numerous product categories. In a separate release today, we announced the initial closing of the DePuy trauma acquisition and we’re very excited about the additional opportunities we believe this business will bring to Biomet. As we exit fiscal year 2012 with a strong finish to our consolidated sales results and welcome the addition of our new trauma team members, we look forward with much enthusiasm to the possibilities in fiscal year 2013.”

The following table provides fourth quarter preliminary net sales performance by product category:

	Fourth Quarter Preliminary Net Sales Performance
	Worldwide	Worldwide	Worldwide	United
	Reported	Reported	CC	States
	Quarter 4 - FY 2012	Growth %	Growth %	Growth %
Large Joint Reconstructive	$439.6	3%	6%	7%
Knees		4%	6%	6%
Hips		3%	6%	8%
Bone Cement and Other		1%	4%	13%
Sports, Extremities, Trauma (S.E.T.)	96.2	14%	16%	18%
Sports Medicine		19%	21%	16%
Extremities		20%	22%	29%
Trauma		(5)%	(4)%	(5)%
Spine & Bone Healing	83.9	5%	5%	3%
Spine		9%	9%	7%
Bone Healing		(5)%	(5)%	(5)%
Dental	69.2	(6)%	(4)%	3%
Other	50.6	(1)%	1%	(3)%

Net Sales	$739.5	3%	5%	7%

Full Year Preliminary Net Sales Results

Preliminary net sales for the year ended May 31, 2012, increased 4% to $2.838 billion from $2.732 billion for fiscal year 2011. During fiscal year 2012, there was one extra billing day compared to fiscal year 2011. Excluding the effect of foreign currency, preliminary net sales increased 3% during fiscal year 2012. U.S. net sales increased 3% to $1,713.3 million, while Europe net sales increased 1% (flat constant currency) to $702.7 million. International (primarily Canada, South America, Mexico and the Pacific Rim) net sales increased 13% (9% constant currency) to $422.1 million.

Large Joint Reconstructive sales increased 4% (3% constant currency) worldwide to $1,698.8 million and increased 3% in the U.S. for fiscal year 2012. Worldwide knee sales increased 3% (2% constant currency) and increased 1% in the U.S. Hip sales increased 6% (5% constant currency) worldwide and increased 6% in the U.S. during fiscal year 2012.

Sports, Extremities and Trauma (S.E.T.) sales grew 13% (13% constant currency) worldwide to $354.4 million, with U.S. growth of 13%. Worldwide sports medicine sales grew 18% (18% constant currency) and increased 12% in the U.S. Extremity sales increased 18% (18% constant currency) worldwide during fiscal year 2012, with U.S. growth of 22%. Trauma sales decreased 2% (2% constant currency) worldwide and decreased 4% in the U.S.

Spine and Bone Healing (non-invasive trauma stimulation and bracing) sales decreased 4% (4% constant currency) worldwide to $314.0 million, and decreased 5% in the U.S. during fiscal year 2012.

Dental sales decreased 1% (1% constant currency) worldwide to $267.7 million, while U.S. sales increased 8% during fiscal year 2012.

Sales of Other products increased 6% (5% constant currency) worldwide to $203.2 million and increased 1% in the U.S. for fiscal year 2012.

The following table provides full year net sales performance by product category:

		YTD Preliminary Net Sales Performance
	Worldwide	Worldwide	Worldwide	United
	Reported	Reported	CC	States
	FY 2012	Growth %	Growth %	Growth %
Large Joint Reconstructive	$1,698.8	4%	3%	3%
Knees		3%	2%	1%
Hips		6%	5%	6%
Bone Cement and Other		5%	4%	8%
Sports, Extremities, Trauma (S.E.T.)	354.4	13%	13%	13%
Sports Medicine		18%	18%	12%
Extremities		18%	18%	22%
Trauma		(2)%	(2)%	(4)%
Spine & Bone Healing	314.0	(4)%	(4)%	(5)%
Spine		(3)%	(3)%	(3)%
Bone Healing		(7)%	(7)%	(7)%
Dental	267.7	(1)%	(1)%	8%
Other	203.2	6%	5%	1%

Net Sales	$2,838.1	4%	3%	3%

Conference Call Details

In conjunction with Biomet’s fourth quarter and fiscal year 2012 full financial release, you are invited to participate in the conference call on Tuesday, July 17, 2012 at 1:00 p.m. Eastern.

Individuals wishing to participate in the conference call may dial toll free (877) 606-1415. International callers should dial (760) 666-3758. The conference ID number is 89931381.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators and softgoods and bracing; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer, at (574) 372-1687 or Barbara Goslee, Director, Investor Relations (574) 372-1514.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three months and twelve months ended May 31, 2012 and May 31, 2011 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles (“GAAP”) in the United States (except with respect to certain non-GAAP financial measures discussed below).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement and Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

*Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency (constant currency). Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP measures are included elsewhere in the press release.

These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the United States. Biomet management believes that these non-GAAP financial measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

Non-GAAP Reconciliation

A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com

Reclassifications

Certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications were limited to net sales information by product and geographic categories. The current presentation aligns with how the Company presently reports sales and markets its products.

Biomet, Inc.

Product Net Sales

Three Month Period Ended May 31, 2012 and 2011

(in millions, except percentages, unaudited)

	(Preliminary)			Constant
	Three Months Ended	Three Months Ended	Reported	Currency*
	May 31, 2012	May 31, 2011	Growth %	Growth %
Large Joint Reconstructive	$439.6	$425.5	3%	6%
Sports, Extremities, Trauma (S.E.T.)	96.2	84.3	14%	16%
Spine & Bone Healing	83.9	80.2	5%	5%
Dental	69.2	74.0	(6)%	(4)%
Other	50.6	51.2	(1)%	1%

Net Sales	$739.5	$715.2	3%	5%

	Three Months Ended		Three Months Ended
	May 31, 2012		May 31, 2012
	Net Sales Growth	Currency	Net Sales Growth in
	As Reported	Impact*	Local Currencies*
Large Joint Reconstructive	3%	3%	6%
Knees	4%	2%	6%
Hips	3%	3%	6%
Bone Cement and Other	1%	3%	4%
Sports, Extremities, Trauma (S.E.T.)	14%	2%	16%
Sports Medicine	19%	2%	21%
Extremities	20%	2%	22%
Trauma	(5)%	1%	(4)%
Spine & Bone Healing	5%	—%	5%
Spine	9%	—%	9%
Bone Healing	(5)%	—%	(5)%
Dental	(6)%	2%	(4)%
Other	(1)%	2%	1%

Net Sales	3%	2%	5%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Product Net Sales

Year Ended May 31, 2012 and 2011

(in millions, except percentages, unaudited)

	(Preliminary)			Constant
	Year Ended	Year Ended	Reported	Currency*
	May 31, 2012	May 31, 2011	Growth %	Growth %
Large Joint Reconstructive	$1,698.8	$1,630.6	4%	3%
Sports, Extremities, Trauma (S.E.T.)	354.4	312.3	13%	13%
Spine & Bone Healing	314.0	327.4	(4)%	(4)%
Dental	267.7	269.5	(1)%	(1)%
Other	203.2	192.4	6%	5%

Net Sales	$2,838.1	$2,732.2	4%	3%

	Year Ended		Year Ended
	May 31, 2012		May 31, 2012
	Net Sales Growth	Currency	Net Sales Growth in
	As Reported	Impact*	Local Currencies*
Large Joint Reconstructive	4%	(1)%	3%
Knees	3%	(1)%	2%
Hips	6%	(1)%	5%
Bone Cement and Other	5%	(1)%	4%
Sports, Extremities, Trauma (S.E.T.)	13%	—%	13%
Sports Medicine	18%	—%	18%
Extremities	18%	—%	18%
Trauma	(2)%	—%	(2)%
Spine & Bone Healing	(4)%	—%	(4)%
Spine	(3)%	—%	(3)%
Bone Healing	(7)%	—%	(7)%
Dental	(1)%	—%	(1)%
Other	6%	(1)%	5%

Net Sales	4%	(1)%	3%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Geographic Net Sales

Three Month Period Ended May 31, 2012 and 2011

(in millions, except percentages, unaudited)

	(Preliminary)			Constant
	Three Months Ended	Three Months Ended	Reported	Currency*
	May 31, 2012	May 31, 2011	Growth %	Growth %
Geographic Sales:
United States	$439.5	$411.6	7%	7%
Europe	182.4	198.8	(8)%	(2)%
International	117.6	104.8	12%	14%

Net Sales	$739.5	$715.2	3%	5%

	Three Months Ended		Three Months Ended
	May 31, 2012		May 31, 2012
	Net Sales Growth	Currency	Net Sales Growth
	As Reported	Impact*	Local Currencies*
United States	7%	—%	7%
Europe	(8)%	6%	(2)%
International	12%	2%	14%

Total	3%	2%	5%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Geographic Net Sales

Year Ended May 31, 2012 and 2011

(in millions, except percentages, unaudited)

	(Preliminary)			Constant
	Year Ended	Year Ended	Reported	Currency*
	May 31, 2012	May 31, 2011	Growth %	Growth %
Geographic Sales:
United States	$1,713.3	$1,659.2	3%	3%
Europe	702.7	697.8	1%	—%
International	422.1	375.2	13%	9%

Net Sales	$2,838.1	$2,732.2	4%	3%

	Year Ended		Year Ended
	May 31, 2012		May 31, 2012
	Net Sales Growth	Currency	Net Sales Growth
	As Reported	Impact*	Local Currencies*
United States	3%	—%	3%
Europe	1%	(1)%	—%
International	13%	(4)%	9%

Total	4%	(1)%	3%

*	See Non-GAAP Financial Measures Disclosure